Exhibit 4.5

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 4, 2016 by and among Playa Resorts Holding B.V., besloten vennootschap met beperkte aanspra kelijkheid incorporated under the laws of the Netherlands (the “Company”), the entities named as Guarantors on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of August 9, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of August 13, 2013 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of February 26, 2014 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture dated as of May 11, 2015 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) providing for the issuance of the Company’s 8.000% Senior Notes due 2020 (the “Notes”);

WHEREAS, pursuant to and on the date of the Base Indenture, the Company initially issued $300,000,000 aggregate principal amount of its 8.000% Senior Notes due 2020 (the “Initial Notes”);

WHEREAS, pursuant to and on the date of the Second Supplemental Indenture, the Company issued $75,000,000 aggregate principal amount of its 8.000% Senior Notes due 2020 (the “Second Notes”);

WHEREAS, pursuant to and on the date of the Third Supplemental Indenture, the Company issued $50,000,000 aggregate principal amount of its 8.000% Senior Notes due 2020 (the “Third Notes,” and with the Initial Notes and the Second Notes, the “Existing Notes”);

WHEREAS, Section 2.15 of the Base Indenture provides that the Company may, from time to time and in accordance therewith, create and issue Additional Notes (as defined in the Base Indenture) under the Base Indenture;

WHEREAS, the Company wishes to issue an additional $50,000,000 aggregate principal amount of its 8.000% Senior Notes due 2020 as Additional Notes (the “New Notes”);

WHEREAS, Section 9.01(l) of the Base Indenture provides that, without the consent of any Holders of a Note, the Company, the Guarantors and the Trustee may amend or supplement the Base Indenture to provide for the issuance of Additional Notes and Subsidiary Guarantees in accordance with the limitations set forth in the Base Indenture;

WHEREAS, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

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WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee join with the Company and the Guarantors in the execution of this Supplemental Indenture and the Company has provided the Trustee with an Officers’ Certificate and the minutes of the meeting its Board of Directors recorded in writing and the resolutions contained therein authorizing the execution of and approving this Supplemental Indenture; and

WHEREAS, all covenants, conditions and requirements necessary for the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.        Defined Terms. Capitalized terms not otherwise defined herein have the meanings set forth in the Base Indenture. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.        Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on October 4, 2016 is $50,000,000.

3.        Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:

a.	be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to voting, waivers, amendments, redemptions and offers to purchase;

b.	be issued on October 4, 2016 at an issue price of 101% of the principal amount, and will accrue interest from August 15, 2016;

c.	be issuable in whole in the form of one or more Global Notes to be held by the Depositary and in a substantially similar form, including appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture; and

d.	bear the CUSIP number of 72812R AA5 and ISIN number of US72812RAA59.

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4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.    No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Company or of any Guarantor or any direct or indirect parent corporation of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

6.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE). BY THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, EACH OF THE COMPANY AND THE GUARANTORS SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, THE UNITED STATES OF AMERICA IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

7.    Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

8.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

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9.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or of the New Notes or for or in respect of the statements or recitals contained herein or in the New Notes (except in the Trustee’s certificate of authentication), all of which recitals are made solely by the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Company of New Notes or of the proceeds thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PLAYA RESORTS HOLDING B.V.

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B

PLAYA H&R HOLDINGS B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B

HOTEL GRAN PORTO REAL B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director)

[Signature Page to the Fourth Supplemental Indenture]

HOTEL ROYAL CANCUN B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director)

HOTEL GRAN CARIBE REAL B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director)

[Signature Page to the Fourth Supplemental Indenture]

HOTEL ROYAL PLAYA DEL CARMEN B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director)

PLAYA RIVIERA MAYA B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director B)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director B)

[Signature Page to the Fourth Supplemental Indenture]

PLAYA CABOS B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director B)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director B)

PLAYA ROMANA B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director B)

Name:
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director B)

[Signature Page to the Fourth Supplemental Indenture]

PLAYA PUNTA CANA HOLDING B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director B)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director B)

PLAYA GRAN, S. DE R.L. DE C.V.

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

GRAN DESING & FACTORY, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

DESARROLLOS GCR, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

[Signature Page to the Fourth Supplemental Indenture]

INMOBILARIA Y PROYECTOS TRPLAYA, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

PLAYA RMAYA ONE, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

PLAYA CABOS BAJA, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

PLAYA ROMANA MAR B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director B)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director B)

[Signature Page to the Fourth Supplemental Indenture]

PLAYA CANA B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director B)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director B)

INVERSIONES VILAZUL S.A.S.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Sole President-Administrator

PLAYA HALL JAMAICAN RESORT LIMITED
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Sole Director

HOTEL CAPRI CARIBE, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

[Signature Page to the Fourth Supplemental Indenture]

CAMERON DEL CARIBE, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

CAMERON DEL PACIFICO, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

BD REAL RESORTS, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Authorized Person

ROSE HALL JAMAICA RESORT B.V.
As Guarantor

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director

/s/ Bruce D. Wardinski
Name: Bruce D. Wardinski
Title: Managing Director A of Playa Resorts Holding B.V. (as its Managing Director)

/s/ Patrick M. Blöte
Name: Patrick M. Blöte
Title: Managing Director B of Playa Resorts Holding B.V. (as its Managing Director)

[Signature Page to the Fourth Supplemental Indenture]

IC SALES, LLC
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Sole Manager

PERFECT TOURS N.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Sole Managing Director

HOTEL GRAN CARIBE REAL, S. DE R.L. DE C.V.
As Guarantor

/s/ Bruce D. Wardinski
Name:	Bruce D. Wardinski
Title:	Authorized Person

[Signature Page to the Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
As Trustee

By:	/s/ Valerie Boyd
Name: Valerie Boyd
Title: Vice President

[Signature Page to the Fourth Supplemental Indenture]